UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

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The Parking REIT, INC.
(Name of Registrant as Specified In Its Charter)

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The following is an excerpt from the script read by management during a conference call first made available to stockholders of The Parking REIT, Inc. (the "Company") on May 22, 2019:

Purpose of the call is to:
•	Discuss the performance of The Parking REIT for the first quarter of 2019 and company activities through April;
•	Provide an update on our efforts to provide distributions and liquidity to stockholders; and
•	Discuss our upcoming annual meeting of stockholders.

In addition to the internalization, The Parking REIT's board of directors instituted a board refreshment strategy and governance changes.  The board believes these changes will strengthen and diversify the skills and experiences of our directors.  The board nominated two new independent directors, John Alderfer and Hilda Delgado.  Both director nominees bring significant public company, real estate, and corporate finance experience.  You can read their full bios in the proxy statement for the upcoming annual meeting of shareholders.  The proxy can be found on our corporate filings page by visiting TheParkingREIT.com, clicking Recent Filings, and choosing the DEF 14A filing posted April 26th.

Annual Meeting
Stockholders are invited to attend the upcoming Annual Meeting. The Annual Meeting will be held on June 5, 2019, commencing at 9:00 a.m., Eastern Time, at the offices of Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202.
For further information regarding the matters to be considered and acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. We make proxy materials available to our stockholders on the internet. You can access proxy materials at https://www.proxy-direct.com/tpr-30634.
If you have not already done so, we encourage you to exercise your rights as a stockholder and authorize a proxy to vote your shares.  You may authorize a proxy to vote your shares by phone, online or by mail, or you may vote in person at the Annual Meeting.  If you have any questions about the Annual Meeting or how to authorize your proxy, or need additional copies of the Proxy Statement, the proxy card or voting instructions, you should contact Georgeson, LLC at 1-866-431-2105.

As a reminder, please authorize a proxy to vote your shares ahead of our annual meeting on June 5th.   On behalf of Mike Shustek, Kevin Bland, and the entire Parking REIT team, thank you for your time and attention.